Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 27, 2020, relating to the financial statements and financial highlights, which appears in BlackRock LifePath® Dynamic Retirement Fund, BlackRock LifePath® Dynamic 2025 Fund, BlackRock LifePath® Dynamic 2030 Fund, BlackRock LifePath® Dynamic 2035 Fund, BlackRock LifePath® Dynamic 2040 Fund, BlackRock LifePath® Dynamic 2045 Fund, BlackRock LifePath® Dynamic 2050 Fund, BlackRock LifePath® Dynamic 2055 Fund, BlackRock LifePath® Dynamic 2060 Fund and BlackRock LifePath® Dynamic 2065 Fund’s Annual Report on Form N-CSR for the year ended December 31, 2019.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2020, relating to the financial statements, which appears in LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio, LifePath® Dynamic 2055 Master Portfolio, LifePath® Dynamic 2060 Master Portfolio and LifePath® Dynamic 2065 Master Portfolio’s Annual Report on Form N-CSR for the year then ended December 31, 2019.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 9, 2020